FOR IMMEDIATE RELEASE

MCF Corporation Announces Financial Results for the
First Quarter Ended March 31, 2007

SAN FRANCISCO - May 8, 2007 - MCF Corporation (AMEX: MEM) today released earnings for the first quarter 2007.

First Quarter Financial Highlights

-	Total revenue was $14.3 million, a 24% increase over the first quarter 2006

-	Investment banking revenue was $4.2 million, a 74% increase from first quarter 2006

-	Commissions revenue was $7.2 million, lower by 18% from the first quarter 2006

-	Net income was $69,000, or $0.01 per diluted share, compared with a net loss of $1.3 million, or $0.14 per diluted share, for first quarter 2006

-	Net income excluding stock-based compensation expense (non-cash) was $807,000, or $0.07 per diluted share, during the first quarter 2007*

-	Strong balance sheet with more than $17 million in cash, cash equivalents and marketable securities, and less than $1.5 million in long-term debt at the end of the first quarter 2007

“We grew our revenue at a strong pace and achieved profitability during the quarter, which was driven by solid investment banking activity, growth in each of our recurring revenue services and good trading performance,” said Jon Merriman, chairman and chief executive officer of MCF Corporation. “I’m pleased that we grew our business while closely monitoring costs and moving to profitability. We continue to hire very experienced senior executives in our Investment Banking Group, and our backlog in that area is excellent. We view the current environment as an opportunity to take profitable market share using our focused equity research; intelligent, aggressive market making; growing M&A banking practice; and primary research through our newest subsidiary, Panel Intelligence.”

MedPanel, Inc. Integration Update

Since the acquisition closed on April 17, 2007, MedPanel, Inc. was renamed Panel Intelligence, LLC., a wholly owned subsidiary of MCF Corporation. The companies have integrated their financial sales teams, and more than 150 meetings have been conducted with institutional investors interested in Panel Intelligence’s health care primary research product. The subsidiary intends to expand its research services to additional vertical markets in the near term.

Subsequent to the acquisition, MCF Corporation granted stock options to three MedPanel employees: Howard Brick (option to purchase 21,430 shares), Matthew Fearer (option to purchase 7,145 shares) and Janet Kosloff (option to purchase 7,145 shares).

Conference Call for the First Quarter 2007 Results

In conjunction with this announcement, MCF Corporation will host a discussion of the Company’s first quarter 2007 results with investors and financial analysts on Tuesday, May 8, 2007 at 1:30 PM (PDT). Interested listeners and participants may access the live conference call by dialing (800) 474-8920 or may access the live Web broadcast at the Company’s Web site, www.mcfco.com. An archived version of the discussion will be available on the Company’s Web site following the conclusion of the live conference call.

About MCF Corporation

MCF Corporation (AMEX: MEM) is a financial services holding company that provides investment research, capital markets services, corporate and venture services, investment banking, asset management and primary research through its operating subsidiaries, Merriman Curhan Ford & Co., MCF Asset Management, LLC and Panel Intelligence, LLC. MCF is focused on providing a full range of specialized and integrated services to institutional investors and corporate clients.

Merriman Curhan Ford & Co. is a securities broker-dealer and investment bank focused on fast-growing companies and growth-oriented institutional investors. It provides investment research, brokerage and trading services primarily to institutions, as well as advisory and investment banking services to corporate clients. Its mission is to become a leader in the researching, advising, financing and trading of fast-growing companies. Merriman Curhan Ford & Co. is registered with the Securities and Exchange Commission as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. and SIPC.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Quarterly Report on Form 10-Q filed on May 8, 2007. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-Q filed on May 8, 2007, togetherwith this press release and the financial information contained herein, is available on our web site by going to www.merrimanco.com and clicking on Investor Relations.

* * *
At the Company:
John Hiestand
Chief Financial Officer
(415) 248-5640
jhiestand@mcfco.com

MCF CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31,
	2007		2006
Revenue:
Commissions		$7,165,707	$8,698,128
Principal transactions		2,613,124	403,301
Investment banking		4,232,471	2,425,780

Other		311,842	33,093
Total revenue		14,323,144	11,560,302
Operating expenses:
Compensation and benefits		10,810,287	9,733,773
Brokerage and clearing fees		632,641	682,604
Professional services		381,478	441,323
Occupancy and equipment		442,528	381,821
Communications and technology		812,936	605,933
Depreciation and amortization		181,021	151,949
Travel and entertainment		469,202	518,516
Other		591,944	381,625
Total operating expenses		14,322,037	12,897,544
Operating income (loss)		1,107	(1,337,242)
Interest income		122,493	110,665
Interest expense		(54,344)	(69,091)
Income (loss) from continuing operations before income taxes		69,256	(1,295,668)
Income tax expense		─	─
Income (loss) from continuing operations		69,256	(1,295,668)
Loss from discontinued operations			(53,940)
Net income (loss)		$69,256	$(1,349,608)

Basic net income (loss) per share:
Income (loss) from continuing operations		$0.01	$(0.13)
Loss from discontinued operations	$	─	$(0.01)
Net income (loss)		$0.01	$(0.14)
Diluted net income (loss) per share:
Income (loss) from continuing operations		$0.01	$(0.13)
Loss from discontinued operations	$	─	$(0.01)
Net income (loss)		$0.01	$(0.14)
Weighted average common shares outstanding:
Basic		10,336,328	9,708,657
Diluted		11,459,376	9,708,657

MCF CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(unaudited)

	March 31, 2007	December 31, 2006
ASSETS
Cash and cash equivalents	$12,608,622	$13,746,590
Securities owned:
Marketable, at fair value	7,247,956	7,492,914
Not readily marketable, at estimated fair value	1,428,044	1,489,142
Restricted cash	630,675	629,427
Due from clearing broker	813,727	551,831
Accounts receivable, net	1,937,808	2,715,271
Equipment and fixtures, net	1,399,685	1,586,630
Prepaid expenses and other assets	1,724,569	2,286,408
Total assets	$27,791,086	$30,498,213
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$1,259,833	$1,121,623
Commissions and bonus payable	3,288,085	7,711,805
Accrued expenses	1,866,129	2,285,670
Due to clearing and other brokers	13,465	11,114
Securities sold, not yet purchased	2,820,747	1,534,953
Capital lease obligation	1,136,623	1,292,378
Convertible notes payable, net	189,663	187,079
Notes payable	114,683	138,571
Total liabilities	10,689,228	14,283,193
Commitments and contingencies
Stockholders' equity:
Preferred stock, Series A--$0.0001 par value; 2,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2007 and December 31, 2006, respectively; aggregate liquidation preference of $0	--	--
Preferred stock, Series B--$0.0001 par value; 12,500,000 shares authorized; 1,250,000 shares issued and 0 shares outstanding as of March 31, 2007 and December 31, 2006; aggregate liquidation preference of $0	--	--
Preferred stock, Series C--$0.0001 par value; 14,200,000 shares authorized; 1,685,714 shares issued and 0 shares outstanding as of March 31, 2007 and December 31, 2006; aggregate liquidation preference of $0	--	--
Common stock, $0.0001 par value; 300,000,000 shares authorized; 10,641,823 and 10,602,720 shares issued and 10,615,385 and 10,602,720 shares outstanding as of March 31, 2007 and December 31, 2006, respectively	1,065	1,061
Additional paid-in capital	115,560,039	114,616,848
Treasury stock	(125,613)	--
Accumulated deficit	(98,333,633)	(98,402,889)
Total stockholders' equity	17,101,858	16,215,020
Total liabilities and stockholders' equity	$27,791,086	$30,498,213

(*)

		Three Months Ended March 31,
		2007	2006
Net income (loss)		$69,256	$(1,349,668)
Stock-based compensation expense		737,703	863,816
	A	$806,959	$(485,852)

Weighted average common shares
Outstanding - Diluted	B	11,459,376	9,708,657

	A / B	$0.07	$(0.05)